UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 8, 2017

Forterra, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-37921	37-1830464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor, Irving, TX	75062
(Address of Principal Executive Offices)	(Zip Code)

(469) 458-7973
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01. OTHER EVENTS.

On December 8, 2017, the Delaware Court of Chancery granted the motion to dismiss filed by certain affiliates of Forterra, Inc. (the “Company”) relating to a lawsuit filed by affiliates of HeidelbergCement A.G. (“Plaintiffs”) concerning an earn-out contingency under the terms of the agreement governing the 2015 acquisition of certain businesses from Plaintiffs. The Court ruled that the independent accounting arbitrator appointed pursuant to the acquisition agreement (the “Neutral Accountant”) has jurisdiction over the calculation of adjusted EBITDA under the acquisition agreement, including what information can be considered as part of the calculation. The Court also ruled that Plaintiffs’ indemnification claims were barred due to the contractual statute of limitations. This ruling can be appealed. In addition, the earn-out calculation itself remains subject to the analysis and interpretation of the Neutral Accountant. The Company is pleased with the ruling, in which all of the relief that Plaintiffs sought was denied by the Court. See Note 14 to the unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 for additional information relating to these matters.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

/s/ Lori M. Browne
Lori M. Browne
Senior Vice President, General Counsel and Secretary
Date: December 11, 2017